SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  December 17, 1996


                                Advanta Corp.
             (Exact name of registrant as specified in its charter)





            Delaware                     0-14120           23-1462070
    (State or other jurisdiction     (Commission File    (IRS Employer
    of incorporation)                 Number)            Identification No.)




          Welsh and McKean Roads, P.O. Box 844, Spring House, PA
                 (Address of principal executive offices)

                                 19477
                               (Zip Code)


         Registrant's telephone number, including area code: (215) 657-4000

Item 5.        Other Events.

On December 17, 1996 the Company completed the sale of non-convertible capital securities from Advanta Capital Trust I, a newly established Delaware business trust controlled by the Company, raising $100 million of capital and issued a press release in the form of Exhibit Number 99 hereto.

Item 7.        Financial Statements and Exhibits.

(c)       Exhibits:

          Form of Press Release issued by Advanta Corp. on
          December 17, 1996 with respect to sale of Capital
          Securities of Advanta Capital Trust I.

                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              Advanta Corp.


                              By: /s/ Gene S. Schneyer
                                 Gene S. Schneyer, Vice President,
                                 Secretary and General Counsel

December 19, 1996

                      Index to Exhibits


Exhibit Number Per
Item 60l of
Regulation S-K           Description of Document

    99                   Form of Press Release issued by Advanta Corp.
                         on December 17, 1996 with respect to sale of Capital Securities of Advanta Capital Trust I.

                                                  Exhibit 99


                                     FOR IMMEDIATE RELEASE

      ADVANTA SELLS $100 MILLION OF CAPITAL SECURITIES

SPRING HOUSE, PA, December 17, 1996 -- Advanta Corporation (NASDAQ: ADVNB; ADVNA) announced that it has sold non-convertible capital securities from a newly established Delaware business trust controlled by Advanta, raising $100 million of capital. The 8.99% Capital Securities of the Advanta Capital Trust I were priced at par to yield 235 basis points above the 30-year Treasury. Cash distributions will be payable semi-annually beginning June 17, 1997.
The proceeds from the sale will be used for general corporate purposes.

The 8.99% Capital Securities were sold in a private placement transaction, have not been registered under the Securities Act of 1993, and consequently may not be offered or sold in the United States absent such registration or an applicable exemption from the registration requirements.

"We believe these Capital Securities will constitute a meaningful and economically efficient part of our capital structure," commented David D. Wesselink, Senior Vice
President and Chief Financial Officer.

With nearly six million customers, over $18 billion in managed assets and 3,400 employees at September 30, 1996, Advanta is a rapidly growing consumer financial services enterprise. The Company proudly serves consumers and small businesses through high quality, innovative offerings of credit cards, mortgages, leases, insurance and deposit products.